EXHIBIT 10.1

ASSIGNMENT AND ASSUMPTION OF DEBENTURE

This ASSIGNMENT AND ASSUMPTION OF DEBENTURE (this “Agreement”) is made and entered into as of August 19, 2026 (the “Effective Date”), by and among Igor Poluyko, an individual (“Assignor”), Shakawe Capital LLC, a Wyoming limited liability company (“Assignee”), and, solely for purposes of Sections 4, 6 and 7 hereof, Sadot Group Inc., a Nevada corporation (the “Company”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Company and Assignor are parties to that certain Securities Purchase Agreement, dated as of February 6, 2026 (the “Purchase Agreement”), pursuant to which the Company issued and sold to Assignor that certain 8% Unsecured OID Debenture No. SSD-004, with an Original Issue Date of February 9, 2026, in the original principal amount of $271,739.13 (the “Debenture”);

WHEREAS, Assignor desires to sell, assign and transfer to Assignee, and Assignee desires to purchase and assume from Assignor, all of Assignor’s right, title and interest in and to the Debenture, upon the terms and subject to the conditions set forth herein; and

WHEREAS, Section 3(b) of the Debenture and Section 5.7 of the Purchase Agreement permit Assignor to assign its rights under the Purchase Agreement to any Person to whom Assignor transfers the Debenture, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the Purchasers.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Assignment and Assumption. Effective as of the Effective Date and upon Assignor’s receipt of the Purchase Price (as defined below), Assignor hereby irrevocably sells, assigns, transfers, conveys and delivers to Assignee all of Assignor’s right, title and interest in and to (a) the Debenture, including all outstanding principal thereof and all other amounts due or to become due thereunder, and (b) all of Assignor’s rights, benefits, remedies and claims under the Purchase Agreement and the other Transaction Documents, in each case solely to the extent relating to the Debenture (collectively, the “Assigned Rights”). Assignee hereby accepts the foregoing assignment, assumes all of Assignor’s obligations under the Transaction Documents to the extent relating to the Debenture and arising from and after the Effective Date, and, in accordance with Section 5.7 of the Purchase Agreement, agrees in writing to be bound, with respect to the Debenture, by the provisions of the Transaction Documents that apply to the Purchasers. For the avoidance of doubt, the Assigned Rights do not include the 75,000 Incentive Shares previously issued to Assignor pursuant to Section 4 of the Debenture, which shares are retained by Assignor.

2. Purchase Price. As consideration for the Assigned Rights, Assignee shall pay to Assignor on the Effective Date, by wire transfer of immediately available funds to the account designated in writing by Assignor, an amount equal to $271,739.13, being the outstanding principal (face) amount of the Debenture (the “Purchase Price”). The full Purchase Price shall be paid in cash on the Effective Date.

3. Representations and Warranties of Assignor. Assignor represents and warrants to Assignee and the Company as of the date hereof and as of the Effective Date as follows:

(a) Assignor is the sole legal and beneficial owner of the Debenture, free and clear of all Liens, and Assignor has not previously sold, assigned, transferred, pledged or otherwise disposed of the Debenture or any interest therein, in whole or in part.

(b) Assignor acquired the Debenture directly from the Company on February 9, 2026, paid the full purchase price therefor to the Company in cash on or about such date, and has continuously and beneficially owned and held the Debenture at all times since such date.

(c) Assignor is not, and at no time during the three (3) months immediately preceding the date hereof has been, an officer or director of the Company or an “affiliate” of the Company within the meaning of Rule 144(a)(1) under the Securities Act.

(d) The outstanding principal amount of the Debenture as of the date hereof is $271,739.13; the Debenture does not bear interest by its terms; and, to Assignor’s knowledge, no amounts other than such principal amount are due thereunder.

(e) Assignor has full legal capacity and authority to execute, deliver and perform this Agreement, and this Agreement constitutes the valid and binding obligation of Assignor, enforceable against it in accordance with its terms.

(f) Assignor is not selling the Debenture on behalf of the Company or any affiliate thereof, has no direct or indirect arrangement or understanding with the Company or any other Person regarding the distribution of the Debenture or the securities issuable in respect thereof, and did not acquire the Debenture with a view to distribution in violation of the Securities Act.

4. Acknowledgments and Consent of the Company. The Company hereby: (a) consents to the assignment of the Assigned Rights to Assignee and, promptly following the Effective Date and surrender of the original Debenture (or delivery of customary lost-instrument documentation), shall register the transfer of the Debenture on its books and records and issue to Assignee a replacement Debenture of like tenor in the name of Assignee in the principal amount of $271,739.13, without service charge, in accordance with Section 3 of the Debenture; (b) confirms that, as of the date hereof, the outstanding principal amount of the Debenture is $271,739.13, the Original Issue Date of the Debenture is February 9, 2026, and the full purchase price for the Debenture was received by the Company; (c) confirms that, other than any Event of Default arising from the passage of the Maturity Date (which is being separately addressed by the parties), the Company has no claims, defenses, offsets, recoupments or counterclaims with respect to its obligations under the Debenture; and (d) acknowledges that, to the Company’s knowledge, Assignor is not, and during the three (3) months preceding the date hereof has not been, an affiliate of the Company.

5. Representations and Warranties of Assignee. Assignee represents and warrants to Assignor and the Company that: (a) Assignee is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act; (b) Assignee is acquiring the Debenture as principal for Assignee’s own account and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act; (c) Assignee understands that the Debenture and the securities issuable in respect thereof are “restricted securities” that have not been registered under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration; (d) Assignee is not, and is not acting on behalf of, an affiliate of the Company; (e) Assignee has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the acquisition of the Debenture and is able to bear the economic risk thereof, including a complete loss; and (f) Assignee is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, has full power and authority to execute, deliver and perform this Agreement, and this Agreement constitutes the valid and binding obligation of Assignee, enforceable against Assignee in accordance with its terms.

6. Rule 144 Matters. The parties acknowledge that the Debenture was acquired by Assignee in a private transaction from a Person other than the issuer or an affiliate of the issuer, and that the parties intend that, for purposes of paragraph (d) of Rule 144 under the Securities Act, Assignee’s holding period with respect to the Debenture shall include the period during which the Debenture was held by Assignor, commencing on the Original Issue Date of February 9, 2026.

7. Miscellaneous. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of law. Each party irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder. The parties shall execute and deliver such further instruments and take such further actions as may reasonably be required to carry out the intent of this Agreement. This Agreement, together with the Transaction Documents, constitutes the entire agreement of the parties with respect to the subject matter hereof. Each party shall bear its own fees and expenses in connection with this Agreement. This Agreement may be executed in counterparts (including by “.pdf” or electronic signature), each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption of Debenture as of the Effective Date.

ASSIGNOR:
Igor Poluyko

By: /s/ Igor Poluyko
Name: Igor Poluyko

ASSIGNEE:
Shakawe Capital LLC

By: /s/ Dmitriy Shapiro
Name: Dmitriy Shapiro
Title: Manager

Acknowledged and agreed, solely for purposes of Sections 4, 6 and 7:
SADOT GROUP INC.

By: /s/ Haggai Ravid
Name: Haggai Ravid
Title: Chief Executive Officer